UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

Federal-Mogul Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On May 28, 2013, Federal-Mogul Corporation (the “Company”) announced that it will launch a registered rights offering (the “Rights Offering”) and that it has entered into an Investment Agreement with IEH FM Holdings LLC (the “Investor”), its largest stockholder and an affiliate of Mr. Carl C. Icahn, the Company’s non-Executive Chairman of the Board of Directors relating to the Rights Offering, among other things.

Rights Offering

The Company intends to distribute, at no charge, to its stockholders of record as of 5:00 p.m., Eastern Daylight Time, on June 7, 2013, transferable subscription rights to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), in the Rights Offering. The Company will offer an aggregate number of shares of its common stock in the rights offering, inclusive of the over-subscription privilege, representing approximately $500 million of gross proceeds. Each subscription right will represent the right to purchase the stockholder’s pro rata portion of shares of Common Stock at the subscription price of $9.78 per share (the “Basic Subscription Privilege”). The subscription price was determined based on the volume-weighted average price of the Company’s common stock on the date of the public announcement of the Rights Offering and for the four trading days immediately preceding the public announcement of the Rights Offering (the “Subscription Price”). Stockholders who fully exercise their Basic Subscription Privilege will have the right to subscribe for additional shares of Common Stock at the Subscription Price to the extent that other stockholders have not fully exercised their Basic Subscription Privilege (the “Oversubscription Privilege”). In the event that there are insufficient shares of Common Stock available to satisfy all requests under the Oversubscription Privilege, such requests will be honored on a pro rata basis.

The Rights Offering will be made pursuant to a shelf registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective on May 1, 2013. The rights offering will be made solely by means of a prospectus and prospectus supplement meeting the requirements of the Securities Act of 1933, as amended, to be filed with the SEC. Additional information regarding the rights offering will be set forth in the prospectus supplement to be filed with the SEC.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Investment Agreement

Pursuant to the Investment Agreement, the Investor has agreed to exercise all of its subscription rights under the Basic Subscription Privilege. In addition, the Investor has indicated its willingness to oversubscribe for additional shares in the Rights Offering if necessary for a successful refinancing of the Company’s outstanding indebtedness, subject to availability and pro-rata allocation among other rights holders who have elected to exercise the Oversubscription Privilege (as defined below). However, there can be no assurances that the Investor will exercise all or any portion of its subscription rights under the Oversubscription Privilege.

The Investor has agreed that the Investor and its affiliates will not until the closing date of the Rights Offering acquire any additional shares of Common Stock. In addition, for a period of at least one year from the closing date of the Rights Offering, the Investor and its affiliates will not effectuate a merger involving the Company (including any successor in interest to the Company or a holding company of the Company) in which any of the Company’s stock is converted into the right to receive cash or other property, other than stock of a surviving or resulting company at a one-for-one exchange ratio so as to create a holding company structure whereby immediately following the implementation of that structure, the Company and each of its businesses will be held through a public holding company having the same stockholders as the Company had immediately prior to the implementation of such structure (and shall not be permitted to effect any merger pursuant to Sections 253 or 267 of the General Corporation Law of the State of Delaware involving the Company). For the avoidance of doubt, the Investor and its affiliates shall have no obligation to engage in any such transaction following such one year period, and the Company shall have no obligation to consent to or approve any such transaction at any time.

The Investment Agreement contains customary representations, warranties and covenants. The parties also have agreed to indemnify each other for losses arising out of or relating to any inaccuracy in or breach of their respective representations, warranties and covenants contained in the Investment Agreement as well as certain losses arising under the Employee Retirement Income Security Act of 1974, as amended, or any regulation thereunder.

The Company also will provide registration rights to the Investor with respect to securities of the Company issued pursuant to the Rights Offering, and the parties will enter into a tax allocation agreement, if and solely to the extent that the Investor’s purchase of the shares of Common Stock in the Rights Offering would cause the Company to become part of an affiliated group of corporations as defined in Section 1504 of the Internal Revenue Code of 1986, as amended, of which a certain affiliate of the Investor is the common parent. Forms of the registration rights agreement and tax allocation agreement are attached as exhibits to the Investment Agreement and incorporated herein by reference.

The foregoing description of the Investment Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 8 – Other Events

Item 8.01 – Other Events.

On May 28, 2013, the Company also announced that is pursuing a potential refinancing of its outstanding indebtedness. The Company expects to complete its refinancing plans shortly after the closing of the rights offering. The refinancing transactions will be subject to various factors and conditions, including market conditions. No assurances can be given that the transactions will be completed.

The press release announcing the Rights Offering, the transactions contemplated by the Investment Agreement and the refinancing plans is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Investment Agreement, by and between Federal-Mogul Corporation and IEH FM Holdings LLC, dated May 28, 2013

99.1	Press Release issued on May 28, 2013

Forward Looking Statements

Statements contained in this Current Report, which are not historical fact, constitute “Forward-Looking Statements.” Actual results may differ materially due to numerous important factors that are described in Federal-Mogul’s most recent report to the SEC on Form 10-K, which may be revised or supplemented in subsequent reports to the SEC on Forms 10-Q and 8-K. Such factors include, among others, fluctuations in domestic or foreign vehicle production, fluctuations in the demand for vehicles containing our products, the Company’s ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business, conditions in the automotive industry, the success of the company’s segmentation and corresponding effects and general global and regional economic conditions. Federal-Mogul does not intend or assume any obligation to update any forward-looking statements.

All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “Annual Report”) and Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the “Quarterly Report”), as well as the risks and uncertainties discussed elsewhere in the Annual Report, the Quarterly Report and the Company’s other filings with the SEC from time to time. Other factors besides those listed could also materially affect the Company’s business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal-Mogul Corporation (Registrant)

Date: May 29, 2013	By:	/s/ Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Investment Agreement, by and between Federal-Mogul Corporation and IEH FM Holdings LLC, dated May 28, 2013

99.1	Press Release issued on May 28, 2013